Exhibit 99.1

[GRAPHICAPPEARS HERE]

FOR IMMEDIATE RELEASE

Contact:
Adolor Corporation	Signova (media)
Lizanne Wentz	Lauren Mason (215) 519-3889
Corporate Communications	Stern Investor Relations (investors)
(484) 595-1500	Lilian Stern (212) 362-1200

ADOLOR CORPORATION ANNOUNCES PRICING OF COMMON STOCK IN

PUBLIC OFFERING OF 6 MILLION SHARES

EXTON, PA, November 5, 2003—Adolor Corporation (Nasdaq: ADLR) today announced the pricing of a public offering of 6,000,000 shares of its common stock at $17.25 per share. The gross proceeds from the offering are expected to be $103.5 million. All of the shares are being offered by the Company under a shelf registration statement filed with the Securities and Exchange Commission.

Merrill Lynch & Co. is acting as the lead underwriter in this offering. Lehman Brothers Inc., Pacific Growth Equities, LLC, Adams, Harkness & Hill, Inc. and First Albany Corporation are acting as co-managers. The underwriters have an option to purchase up to an additional 900,000 shares of common stock within 30 days after the date of the pricing of the offering to cover overallotments.

These securities may not be sold nor may offers to buy be accepted prior to the delivery of a prospectus meeting the requirements of the Securities Act of 1933, as amended. This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This offering will be made solely by means of a prospectus dated October 27, 2003 and the accompanying prospectus supplement dated November 5, 2003, which will be available from Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080. The Company expects to complete the sale of these shares on or about November 12, 2003.

About Adolor Corporation

Adolor Corporation is a biopharmaceutical company specializing in the discovery, development and commercialization of prescription pain management products. Entereg™ (alvimopan), Adolor’s lead product candidate, is being developed to manage postoperative ileus, the gastrointestinal side effect which can affect millions of patients following many types of surgery. Entereg™ (alvimopan) is also being developed to manage the bowel dysfunction which can negatively impact the quality of life for millions of patients using opioid analgesic products such as morphine for treating pain. Adolor is collaborating with GlaxoSmithKline for the development and commercialization of Entereg™ (alvimopan). Adolor’s next product candidate is a sterile lidocaine patch in clinical development for treating postoperative incisional pain. Adolor also has a number of discovery research programs focused on the identification of novel compounds for the treatment of pain. By applying its knowledge and expertise in pain management, along with ingenuity, Adolor Corporation is seeking to make a positive difference for patients, caregivers, and the medical community.

This release, and oral statements made with respect to information contained in this release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risk that this sale of the shares of Common Stock of the Company is not completed and other risk factors detailed from time to time in reports filed by Adolor with the Securities and Exchange Commission (“SEC”).

Further information about these and other relevant risks and uncertainties may be found in Adolor’s filings with the SEC which are available in the SEC EDGAR database at www.sec.gov and from Adolor at www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward- looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

This press release is available on the website http://www.adolor.com

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